Exhibit 99.1

Accendra Health Reports Third Quarter 2026 Financial Results

RICHMOND, VA – November 5, 2026 – Accendra Health, Inc. (NYSE: ACH) (the Company) today reported financial results for the third quarter ended September 30, 2026. Unless otherwise noted, the results herein reflect the Company’s continuing operations, which represent what was previously the Patient Direct segment and certain functional operations.

“Over the several weeks since I started, a number of themes have become clear to me. We have strong brands, favorable end markets, and a teammate population dedicated to our mission, Bringing Care To Life. It is equally clear to me that our results to date in 2026 have fallen well short of our expectations and potential. We have identified four key areas which are critical to our continued transformation and returning the business to the kind of profitability that our shareholders should expect” said Kenny Gardner-Smith, President & Chief Executive Officer, Accendra Health.

“We are already taking action on our turnaround, and, over the next several months, we will have our value creation plan fully underway. The value creation plan is the cornerstone of returning the business to its potential, and we look forward to sharing details with all stakeholders in the coming months,” Gardner-Smith concluded.

Third Quarter Results(1)			YTD	YTD
($ in millions, except per share data)	3Q26	3Q25	2026	2025

Net Revenue	$601.8	$697.3	$1,842.8	$2,053.1

Loss from continuing operations, net of tax, GAAP	$(18.0)	$(5.6)	$(113.5)	$(93.2)
Adj. (loss) income from continuing operations, net of tax, Non-GAAP	$(18.0)	$19.9	$(35.4)	$63.6

Adj. EBITDA, Non-GAAP	$47.8	$92.2	$166.2	$284.8
Free cash flow, Non-GAAP	$5.8	$29.2	$(21.3)	$80.0

Loss from continuing operations, net of tax, per common share, GAAP	$(0.23)	$(0.07)	$(1.48)	$(1.21)
Adj. (loss) income from continuing operations, net of tax, per common share, Non-GAAP	$(0.23)	$0.25	$(0.46)	$0.80

(1)	Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2026 Continuing Operations Financial Outlook

The Company expects that full year net revenue will be at the bottom end of the prior outlook range of $2.45 billion to $2.55 billion and that adjusted EBITDA could be as much as 30% lower than the $310 million midpoint of the prior outlook range.

Although the Company provides guidance for adjusted EBITDA (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance is provided. The outlook is based on certain assumptions, including, but not limited to market conditions, consumer demand, supply chain stability, interest rates, and other factors that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Third Quarter 2026 Financial Results

Accendra Health will host a conference call for investors and analysts on Thursday, November 5, 2026, at 5:00PM E.T. Participants may access the call via the toll-free dial-in number at 1-833-461-5787, or the toll dial-in number at 1-585-542-9983. The conference ID access code is 829 856 607. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Accendra Health website available at investors.accendrahealth.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2026 financial results, our expectations regarding the performance of our business following the completion of the sale of the Products & Healthcare Services business, our ability to timely and effectively execute our value creation plan, including cost saving initiatives, future indebtedness and growth, industry trends, our ability to cure noncompliance with the New York Stock Exchange listing standards, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology and ostomy, visit www.accendrahealth.com.

Accendra Health, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2026	2025
Net revenue	$601,775	$697,264
Operating costs and expenses:
Cost of net revenue	340,469	375,067
Selling, general and administrative expenses	249,463	265,838
Acquisition-related charges and intangible amortization	4,975	29,229
Exit and realignment charges, net	5,534	660
Total operating costs and expenses	600,441	670,794
Operating income	1,334	26,470
Interest expense, net	37,621	29,029
Other expense, net	532	1,076
Loss from continuing operations before income taxes	(36,819)	(3,635)
Income tax (benefit) provision	(18,858)	1,972
Loss from continuing operations, net of tax	(17,961)	(5,607)
Loss from discontinued operations, net of tax	(1,738)	(144,669)
Net loss	$(19,699)	$(150,276)

Basic loss per common share
Loss from continuing operations, net of tax	$(0.23)	$(0.07)
Loss from discontinued operations, net of tax	(0.02)	(1.87)
Net loss	$(0.25)	$(1.94)

Diluted loss per common share
Loss from continuing operations, net of tax	$(0.23)	$(0.07)
Loss from discontinued operations, net of tax	(0.02)	(1.87)
Net loss	$(0.25)	$(1.94)

Accendra Health, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2026	2025
Net revenue	$1,842,789	$2,053,065
Operating costs and expenses:
Cost of net revenue	1,040,049	1,087,024
Selling, general and administrative expenses	748,248	796,061
Transaction breakage fee	—	80,000
Acquisition-related charges and intangible amortization	63,433	66,603
Exit and realignment charges, net	7,750	16,826
Total operating costs and expenses	1,859,480	2,046,514
Operating (loss) income	(16,691)	6,551
Interest expense, net	104,509	79,252
Loss on modification and extinguishment of debt	17,296	—
Transaction financing fees, net	—	18,288
Other expense, net	2,197	2,993
Loss from continuing operations before income taxes	(140,693)	(93,982)
Income tax benefit	(27,194)	(743)
Loss from continuing operations, net of tax	(113,499)	(93,239)
Loss from discontinued operations, net of tax	(1,738)	(951,077)
Net loss	$(115,237)	$(1,044,316)

Basic loss per common share
Loss from continuing operations, net of tax	$(1.48)	$(1.21)
Loss from discontinued operations, net of tax	(0.02)	(12.34)
Net loss	$(1.50)	$(13.55)

Diluted loss per common share
Loss from continuing operations, net of tax	$(1.48)	$(1.21)
Loss from discontinued operations, net of tax	(0.02)	(12.34)
Net loss	$(1.50)	$(13.55)

Accendra Health, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$26,608	$281,989
Accounts receivable, net	107,323	95,907
Inventories, net	82,103	74,435
Other current assets	57,886	95,540
Total current assets	273,920	547,871
Patient service equipment and other fixed assets, net of accumulated depreciation and amortization of $209,844 and $207,595	218,237	256,161
Operating lease assets	92,376	109,099
Goodwill	1,228,140	1,228,140
Intangible assets, net	73,032	136,465
Other assets, net	193,209	174,025
Total assets	$2,078,914	$2,451,761
Liabilities and deficit
Current liabilities
Accounts payable	$381,885	$363,565
Accrued payroll and related liabilities	32,706	69,426
Current portion of long-term debt	35,000	250,000
Other current liabilities	221,905	264,084
Total current liabilities	671,496	947,075
Long-term debt, excluding current portion	1,719,966	1,799,876
Operating lease liabilities, excluding current portion of $35,991 and $43,272	60,531	70,317
Other liabilities	195,151	95,471
Total liabilities	2,647,144	2,912,739
Total deficit	(568,230)	(460,978)
Total liabilities and deficit	$2,078,914	$2,451,761

Accendra Health, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended September 30,
	2026	2025
Operating activities:
Net loss	$(19,699)	$(150,276)
Loss from discontinued operations, net of tax	1,738	144,669
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	38,919	64,100
Share-based compensation expense	2,113	(168)
Deferred income tax benefit	(5,300)	(25,831)
Changes in operating lease right-of-use assets and lease liabilities	(479)	3,791
Gain from sale of non-core asset	(32,544)	—
Gain from sale and dispositions of patient service equipment	(5,888)	(7,063)
Changes in operating assets and liabilities:
Accounts receivable, net	12,759	(6,352)
Inventories	(11,084)	5,380
Accounts payable	22,001	(15,545)
Accrued interest expense	29,434	4,663
Accrued payroll and related liabilities	(9,126)	(7,277)
Net change in other assets and liabilities	(36,513)	36,650
Other, net	(3,743)	1,101
Cash used for operating activities from discontinued operations	—	(220,362)
Cash used for operating activities	(17,412)	(172,520)
Investing activities:
Additions to patient service equipment ($38,509 and $42,046) and other fixed assets	(39,163)	(42,126)
Proceeds from sale of patient service equipment	13,324	18,365
Additions to computer software	(916)	(3,431)
Proceeds from sale of non-core asset	32,521	—
Cash used for investing activities from discontinued operations	—	(12,272)
Cash provided by (used for) investing activities	5,766	(39,464)
Financing activities:
Borrowings under Revolving Credit Agreement	149,000	812,300
Repayments under Revolving Credit Agreement	(114,000)	(676,600)
Financing costs paid	(4,391)	—
Other, net	(7)	(3,197)
Cash provided by financing activities from discontinued operations	—	48,594
Cash provided by financing activities	30,602	181,097
Effect of exchange rate changes on cash and cash equivalents	1	(34)
Net increase (decrease) in cash and cash equivalents	18,957	(30,921)
Cash and cash equivalents at beginning of period (¹)	7,651	77,087
Cash and cash equivalents at end of period (¹)	$26,608	$46,166
Supplemental disclosure of cash flow information:
Income taxes paid, net	$2,001	$3,326
Interest paid	$10,861	$30,293
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$61,862	$71,823

(1)	This amount includes cash from discontinued operations of $13 million and $39 million as of September 30, 2025 and June 30, 2025.

Accendra Health, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Nine Months Ended September 30,
	2026	2025
Operating activities:
Net loss	$(115,237)	$(1,044,316)
Loss from discontinued operations, net of tax	1,738	951,077
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	166,361	149,988
Share-based compensation expense	9,207	9,125
Deferred income tax benefit	(50,789)	(17,042)
Changes in operating lease right-of-use assets and lease liabilities	(344)	4,535
Gain from sale of non-core asset	(32,544)	—
Gain from sale and dispositions of patient service equipment	(64,667)	(16,385)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,416)	15,539
Inventories	(9,994)	3,734
Accounts payable	28,773	(20,284)
Accrued interest expense	19,204	4,697
Accrued payroll and related liabilities	(11,143)	(28,447)
Net change in other assets and liabilities	(25,669)	1,345
Other, net	3,025	6,159
Cash used for operating activities from discontinued operations	—	(189,701)
Cash used for operating activities	(93,495)	(169,976)
Investing activities:
Additions to patient service equipment ($123,648 and $143,790) and other fixed assets	(128,395)	(145,542)
Proceeds from sale of patient service equipment	125,042	53,369
Additions to computer software	(2,822)	(7,308)
Proceeds from sale of non-core asset	32,521	—
Other, net	2,100	(1,910)
Cash used for investing activities from discontinued operations	—	(39,190)
Cash provided by (used for) investing activities	28,446	(140,581)
Financing activities:
Borrowings under Revolving Credit Agreement	697,600	2,442,484
Repayments under Revolving Credit Agreement	(866,100)	(2,171,784)
Proceeds from debt issuance	1,237,315	—
Repayments of debt	(1,237,315)	—
Financing costs paid	(21,182)	—
Repurchase of common stock	—	(6,656)
Other, net	(610)	(3,375)
Cash provided by financing activities from discontinued operations	—	44,905
Cash (used for) provided by financing activities	(190,292)	305,574
Effect of exchange rate changes on cash and cash equivalents	(40)	1,767
Net decrease in cash and cash equivalents	(255,381)	(3,216)
Cash and cash equivalents at beginning of period (¹)	281,989	49,382
Cash and cash equivalents at end of period (¹)	$26,608	$46,166
Supplemental disclosure of cash flow information:
Income taxes paid, net	$21,605	$8,784
Interest paid	$90,185	$96,138
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$61,862	$71,823
(1)	This amount includes cash from discontinued operations of $13 million and $22 million as of September 30, 2025 and December 31, 2024.

Accendra Health, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2026	2025
Loss from continuing operations, net of tax	$(17,961)	$(5,607)
Loss from discontinued operations, net of tax	(1,738)	(144,669)
Net loss	$(19,699)	$(150,276)

Weighted average shares outstanding - basic	76,909	77,288
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,909	77,288

Basic loss per common share
Loss from continuing operations, net of tax	$(0.23)	$(0.07)
Loss from discontinued operations, net of tax	(0.02)	(1.87)
Net loss	$(0.25)	$(1.94)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(0.23)	$(0.07)
Loss from discontinued operations, net of tax	(0.02)	(1.87)
Net loss	$(0.25)	$(1.94)

Share-based awards of approximately 1.0 million for the three months ended September 30, 2026 and 2.3 million for the three months ended September 30, 2025 were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Accendra Health, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2026	2025
Loss from continuing operations, net of tax	$(113,499)	$(93,239)
Loss from discontinued operations, net of tax	(1,738)	(951,077)
Net loss	$(115,237)	$(1,044,316)

Weighted average shares outstanding - basic	76,745	77,069
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,745	77,069

Basic loss per common share
Loss from continuing operations, net of tax	$(1.48)	$(1.21)
Loss from discontinued operations, net of tax	(0.02)	(12.34)
Net loss	$(1.50)	$(13.55)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(1.48)	$(1.21)
Loss from discontinued operations, net of tax	(0.02)	(12.34)
Net loss	$(1.50)	$(13.55)

Share-based awards of approximately 1.1 million for the nine months ended September 30, 2026 and 2.2 million for the nine months ended September 30, 2025 were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported loss from continuing operations, net of tax and loss from continuing operations, net of tax, per common share to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(17,961)	$(5,607)	$(113,499)	$(93,239)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	4,975	29,229	63,433	66,603
Transaction breakage fee (2)	—	—	—	80,000
Exit and realignment charges, net (3)	5,534	660	7,750	16,826
Transaction financing fees, net (4)	—	—	—	18,288
Litigation and related charges (5)	—	1,765	64	2,156
Loss on modification and extinguishment of debt (8)	—	—	17,296	—
Other (9)	408	424	1,225	1,272
Income tax benefit on pre-tax adjustments (11)	(10,948)	(6,608)	(11,677)	(28,326)
(Loss) income from continuing operations, net of tax, adjusted (non-GAAP) (Adjusted Net (Loss) Income)	$(17,992)	$19,863	$(35,408)	$63,580

Loss from continuing operations, net of tax per common share, as reported (GAAP)	$(0.23)	$(0.07)	$(1.48)	$(1.21)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	—	0.29	0.72	0.61
Transaction breakage fee (2)	—	—	—	1.04
Exit and realignment charges, net (3)	—	0.01	0.09	0.16
Transaction financing fees, net (4)	—	—	—	0.17
Litigation and related charges (5)	—	0.02	—	0.02
Loss on modification and extinguishment of debt (8)	—	—	0.20	—
Other (9)	—	—	0.01	0.01
(Loss) income from continuing operations, net of tax, per common share, adjusted (non-GAAP) (Adjusted EPS)	$(0.23)	$0.25	$(0.46)	$0.80

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

The following tables provide reconciliations of loss from continuing operations, net of tax and total debt to non-GAAP measures used by management.

	Three Months Ended September 30,
(Dollars in thousands)	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(17,961)	$(5,607)
Income tax (benefit) provision	(18,858)	1,972
Interest expense, net	37,621	29,029
Acquisition-related charges and intangible amortization (1)	4,975	29,229
Exit and realignment charges, net (3)	5,534	660
Litigation and related charges (5)	—	1,765
Other depreciation and amortization (6)	33,943	34,870
Stock compensation (7)	2,113	(168)
Other (9)	408	424
Adjusted EBITDA (non-GAAP)	47,775	92,174
Non-cash convert to sale write off expense (10)	7,436	9,387
Patient service equipment capital expenditures	(38,509)	(42,046)
Interest paid	(10,861)	(30,293)
Free cash flow (non-GAAP)	$5,841	$29,222

	Nine Months Ended September 30,
(Dollars in thousands)	2026	2025
Loss from continuing operations, net of tax, as reported (GAAP)	$(113,499)	$(93,239)
Income tax benefit	(27,194)	(743)
Interest expense, net	104,509	79,252
Acquisition-related charges and intangible amortization (1)	63,433	66,603
Transaction breakage fee (2)	—	80,000
Exit and realignment charges, net (3)	7,750	16,826
Transaction financing fees, net (4)	—	18,288
Litigation and related charges (5)	64	2,156
Other depreciation and amortization (6)	102,927	105,628
Stock compensation (7)	9,721	8,784
Loss on modification and extinguishment of debt (8)	17,296	—
Other (9)	1,225	1,272
Adjusted EBITDA (non-GAAP)	166,232	284,827
Non-cash convert to sale write off expense (10)	26,333	35,070
Patient service equipment capital expenditures	(123,648)	(143,790)
Interest paid	(90,185)	(96,138)
Free cash flow (non-GAAP)	$(21,268)	$79,969

	September 30,	June 30,	December 31,
(in thousands)	2026	2026	2025
Total debt, as reported (GAAP)	$1,754,966	$1,718,063	$2,049,876
Cash and cash equivalents	(26,608)	(7,651)	(281,989)
Net debt (non-GAAP)	$1,728,358	$1,710,412	$1,767,887

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded from our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization for the nine months ended September 30, 2025 includes $22 million of acquisition-related charges related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization also includes amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, which consist of investment banking advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, information technology (IT) integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.
(2) Transaction breakage fee represents a cash payment to Rotech of $80 million during the three and nine months ended September 30, 2025 for the termination of the Rotech acquisition.
(3) Exit and realignment charges, net were $5.5 million and $7.8 million for the three and nine months ended September 30, 2026 and primarily included a $(33) million gain on the sale of a non-core asset, $34 million and $82 million of P&HS Sale related costs, inclusive of reimbursable separation costs of $30 million and $65 million, $1.4 million and $3.9 million of professional fees and $2.9 million and $5.9 million of charges related to IT, and other strategic initiatives. Exit and realignment charges, net for the nine months ended September 30, 2026 also included a $(51) million gain on sales of patient service equipment in connection with the contract termination with the commercial Payor described above. Exit and realignment charges, net were $0.7 million and $17 million for the three and nine months ended September 30, 2025. These charges included professional fees associated with strategic initiatives of $0.1 million and $8.2 million, and charges related to IT strategic initiatives of $0.4 million and $0.9 million for the three and nine months ended September 30, 2025. For the nine months ended September 30, 2025, exit and realignment charges, net also included $6.8 million related to wind-down costs of Fusion5. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.
(4) Transaction financing fees, net for the three and nine months ended September 30, 2025 includes $12 million in net interest paid and $6.7 million in recognition of previously deferred debt issuance costs, all in connection with the previously expected Rotech acquisition.
(5) Litigation and related charges includes settlement costs and related charges of legal matters. These costs do not occur in the ordinary course of our business and are inherently unpredictable in timing and amount.
(6) Other depreciation and amortization relates to patient service equipment and other fixed assets, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.
(7) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.
(8) Loss on modification and extinguishment of debt of $17 million includes $16 million of debt modification third party fees and $0.8 million in recognition of previously deferred debt issuance costs from the completion of the Balance Sheet Optimization Transaction.
(9) For the three and nine months ended September 30, 2026 and 2025, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the U.S.
(10) Non-cash convert to sale write off expense includes non-cash charges primarily for equipment converted from rental to sales, excluding such amounts captured within exit and realignment charges, net. This reflects the non-cash write-off of the remaining book value of patient service equipment at the time of sale. The purchase of patient service equipment is captured within capital expenditures and is subsequently charged to our statements of operations through normal depreciation and this non-cash convert to sale write off expense. This line item does not include non-cash write off expense associated with sales of patient service equipment in connection with the contract termination with a commercial Payor, as such amounts are captured within exit and realignment charges, net.
(11) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Accendra Health, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

ACH-CORP

ACH-IR

Contacts

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

SOURCE: Accendra Health, Inc.